Exhibit 11


                K-III COMMUNICATIONS CORPORATION AND SUBSIDIARIES

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
         For the Three and Nine Months Ended September 30, 1995 and 1996
                (dollars in thousands, except per share amounts)


                         Three Months Ended September 30,    Nine  Months Ended September 30,
                         --------------------------------    --------------------------------
                                 1995           1996             1995            1996
                                 ----           ----             ----            ----

Loss applicable to common
    shareholders           $    (22,386)   $    (23,973)      $   (136,511)   $    (78,599)
                            ===========     ===========        ===========     ===========


Weighted average common
    shares outstanding      110,909,810     128,874,002        110,120,522     128,721,459
                            ===========     ===========        ===========     ===========

Loss per common share      $       (.20)   $       (.19)      $      (1.24)   $       (.61)
                            ===========     ===========        ===========     ===========

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